                 [LETTERHEAD OF STAFF MAIKELS & CIAMPINO, P.C.]


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Amendment No. 2 to the registration statement on Form SB-2 of our report dated June 13, 1997, on our audit of the combined financial statements of Air Response, Inc. and Air Response South, Inc. We also consent to the reference to our firm under the caption "Experts."


January 21, 1998                             /s/ Staff Maikels & Ciampino, P.C.